UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: December 26, 2002

Exact Name of Registrant as Specified in Its Charter	Commission File Number	I.R.S. Employer Identification No.

Hawaiian Electric Industries, Inc.	1-8503	99-0208097

State of Hawaii

(State or other jurisdiction of incorporation)

900 Richards Street, Honolulu, Hawaii 93813

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:    (808) 543-5662

None

(Former name or former address, if changed since last report.)

Item 5.    Other Events

On December 26, 2002, HEI issued the following news release:

HAWAIIAN ELECTRIC INDUSTRIES, INC. ANNOUNCES APPOINTMENT OF ERIC K. YEAMAN AS FINANCIAL VICE PRESIDENT, TREASURER AND CHIEF FINANCIAL OFFICER

HONOLULU—Hawaiian Electric Industries, Inc. (NYSE-HE) today announced the appointment of Eric K. Yeaman as financial vice president, treasurer and chief financial officer. Mr. Yeaman will assume his new role effective January 15, 2003.

Mr. Yeaman is currently chief operating officer and chief financial officer at Kamehameha Schools, one of the nation’s largest private trusts with assets of $5.6 billion, which was established by the Princess Bernice Pauahi Bishop for the education of children of Hawaiian ancestry. Prior to joining Kamehameha Schools, Mr. Yeaman was an audit senior manager with Arthur Andersen LLP.

Mr. Yeaman earned his bachelor of business administration in accounting degree from the University of Hawaii at Manoa. He is a certified public accountant, a member of the Hawaii Society of Certified Public Accountants, and the American Institute of Certified Public Accountants.

The company’s board of directors met last week to vote on Mr. Yeaman’s appointment. Recusing themselves from the board meeting were directors Ms. Diane Plotts and Ms. Constance Lau, who are also trustees of Kamehameha Schools.

“Eric is an executive with extraordinary talent and energy and we are fortunate to have him join our company,” said Robert F. Clarke, HEI chairman, president and chief executive officer.

HEI is the largest Hawaii-based company, providing electric utility services to 95% of Hawaii’s residents and a wide array of banking services to consumers and businesses through the state’s third largest bank.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAWAIIAN ELECTRIC INDUSTRIES, INC. (Registrant)

/s/ CURTIS Y. HARADA

Curtis Y. Harada Interim Financial Vice President, Treasurer and Chief Financial Officer Controller (Principal Financial and Accounting Officer of HEI)
Date:	December 26, 2002

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